POWER OF ATTORNEY The undersigned hereby constitutes and appoints each of Francis C. Poli and Brian W. Heller, signing singly, as the undersigned’s true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned’s capacity as a director of Cohen & Steers, Inc., a Delaware corporation (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder and Form 144 pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules thereunder; (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, 5, or 144, complete and execute any amendment or amendments thereto, and timely file or submit such form with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority; (3) for and on behalf of the undersigned, in the undersigned’s capacity as a director of the Company, execute any form required by the SEC in order to establish and/or permit access to the undersigned’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR) account, including the Uniform Application for Access Codes or Form ID, and generate and/or renew the undersigned’s EDGAR access codes and any passphrase or password required in connection therewith; (4) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete, execute and submit any such form to the SEC; (5) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney- in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- fact’s discretion; and (6) the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or the rules thereunder or the Act or the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned ceases to be a director of the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of August 2024. /s/ Lisa A. Dolly Lisa A. Dolly